As filed with the Securities and Exchange Commission on July 29, 2014

File No. 001-36499

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

New Senior Investment Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	80-0912734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas
New York, New York 10105
 212-479-3140
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cameron D. MacDougall, Esq.
Fortress Investment Group LLC
1345 Avenue of the Americas
New York, New York 10105
212-479-1522
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Richard B. Aftanas, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
(212) 735-3000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

NEW SENIOR INVESTMENT GROUP INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically identified portions of the body of the Information Statement filed herewith as Exhibit 99.1. None of the information contained in the Information Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.    Business.

The information required by this item is contained under the sections of the Information Statement entitled “Summary,” “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Transactions with Related Persons, Affiliates and Affiliated Entities” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A.    Risk Factors.

The information required by this item is contained under the sections of the Information Statement entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information.” Those sections are incorporated herein by reference.

Item 2.    Financial Information.

The information required by this item is contained under the sections of the Information Statement entitled “Summary—Summary Consolidated and Combined Historical and Pro Forma Financial Information,” “Selected Historical Consolidated and Combined Financial Information,” “Unaudited Pro Forma Consolidated Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3.    Properties.

The information required by this item is contained under the sections of the Information Statement entitled “Business—Our Portfolio.” That section is incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the Information Statement entitled “Principal Stockholders.” That section is incorporated herein by reference.

Item 5.    Directors and Executive Officers.

The information required by this item is contained under the sections of the Information Statement entitled “Management” and “Our Manager and Management Agreement.” Those sections are incorporated herein by reference.

Item 6.    Executive Compensation.

The information required by this item is contained under the sections of the Information Statement entitled “Management—Executive Officer Compensation,” “Management—Nonqualified Stock Option and Incentive Award Plan” and “Our Manager and Management Agreement.” Those sections are incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions.

The information required by this item is contained under the sections of the Information Statement entitled “Our Manager and Management Agreement,” “Management” and “Certain Relationships and Transactions With Related Persons, Affiliates and Affiliated Entities.” Those sections are incorporated herein by reference.

Item 8.    Legal Proceedings.

The information required by this item is contained under the section of the Information Statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9.    Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the section of the Information Statement entitled “Summary—Questions and Answers About New Senior Investment Group and the Spin-off,” “Our Spin-off from Newcastle,” “Distribution Policy” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 10.    Recent Sales of Unregistered Securities.

Not applicable.

Item 11.    Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the section of the Information Statement entitled “Our Spin-off from Newcastle” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 12    Indemnification of Directors and Officers.

The information required by this item is contained under the section of the Information Statement entitled “Description of Our Capital Stock—Limitations on Liability and Indemnification of Directors and Officers.” That section is incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the Information Statement entitled “Index to Consolidated and Combined Financial Statements” (and the financial statements and related notes referenced therein). That section is incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.

Item 15.    Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section of the Information Statement entitled “Index to Consolidated and Combined Financial Statements” (and the financial statements referenced therein). That section is incorporated herein by reference.

(b) Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1†	Form of Separation and Distribution Agreement between New Senior Investment Group Inc. and Newcastle Investment Corp.
3.1†	Form of Amended and Restated Certificate of Incorporation of New Senior Investment Group Inc.
3.2†	Form of Amended and Restated Bylaws of New Senior Investment Group Inc.
4.1†	Specimen Common Stock Certificate of New Senior Investment Group Inc.
10.1*	Form of Management Agreement between New Senior Investment Group Inc. and FIG LLC.
10.2*	Form of Indemnification Agreement by and between New Senior Investment Group Inc. and its directors and officers.
10.3†	Form of New Senior Investment Group Inc. Nonqualified Stock Option and Incentive Award Plan.
10.4†	Form of Award Agreement pursuant to the New Senior Investment Group Inc. Nonqualified Stock Option and Incentive Award Plan.
10.5
Master Designation Agreement, dated as of July 17, 2012, by and among B Healthcare Properties LLC and the designees listed on the signature pages attached thereto (incorporated by reference to Newcastle Investment Corp.’s Report on Form 8-K, Exhibit 10.1, filed on July 23, 2012).

10.6
Amended and Restated Purchase Agreement, dated as of February 27, 2012, by and among the Purchasers named therein, the Sellers named therein, the Former Sellers named therein and Walter C. Bowen (incorporated by reference to Newcastle Investment Corp.’s Report on Form 8-K, Exhibit 10.2, filed on July 23, 2012).

10.7
Amendment No. 1 to the Amended and Restated Purchase Agreement, dated as of March 30, 2012, by and among the Purchasers named therein, the Sellers named therein, BDC/West Covina II, LLC and Walter C. Bowen (incorporated by reference to Newcastle Investment Corp.’s Report on Form 8-K, Exhibit 10.3, filed on July 23, 2012).

10.8
Amendment No. 2 to the Amended and Restated Purchase Agreement, dated as of April 11, 2012, by and among the Purchasers named therein, the Sellers named therein and Walter C. Bowen (incorporated by reference to Newcastle Investment Corp.’s Report on Form 8-K, Exhibit 10.4, filed on July 23, 2012).

10.9
Amendment No. 3 to the Amended and Restated Purchase Agreement, dated as of April 27, 2012, by and among the Purchasers named therein, the Sellers named therein and Walter C. Bowen (incorporated by reference to Newcastle Investment Corp.’s Report on Form 8-K, Exhibit 10.5, filed on July 23, 2012).

10.10
Amendment No. 4 to the Amended and Restated Purchase Agreement, dated as of June 14, 2012, by and among the Purchasers named therein, the Sellers named therein and Walter C. Bowen (incorporated by reference to Newcastle Investment Corp.’s Report on Form 8-K, Exhibit 10.6, filed on July 23, 2012).

10.11
Amendment No. 5 to the Amended and Restated Purchase Agreement, dated as of July 16, 2012, by and among the Purchasers named therein, the Sellers named therein and Walter C. Bowen (incorporated by reference to Newcastle Investment Corp.’s Report on Form 8-K, Exhibit 10.7, filed on July 23, 2012).

10.12
Master Credit Facility Agreement, dated as of July 18, 2012, by and among the Borrowers named therein, Propco LLC, TRS LLC and Oak Grove Commercial Mortgage, LLC (incorporated by reference to Newcastle Investment Corp.’s Report on Form 8-K, Exhibit 10.8, filed on July 23, 2012).

10.13
Assignment of Master Credit Facility Agreement and Other Loan Documents, dated as of July 18, 2012, from Oak Grove Commercial Mortgage, LLC to Fannie Mae (incorporated by reference to Newcastle Investment Corp.’s Report on Form 8-K, Exhibit 10.9, filed on July 23, 2012).

10.14
Management Agreement, dated as of July 5, 2012, by and between Willow Park Management LLC and Willow Park Leasing LLC (incorporated by reference to Newcastle Investment Corp.’s Report on Form 8-K, Exhibit 10.10, filed on July 23, 2012).

10.15
Purchase and Sale Agreement, dated November 18, 2013, by and between the Sellers named therein and the Purchasers named therein (incorporated by reference to Newcastle Investment Corp.’s Report on Form 10-K, Exhibit 10.16, filed on March 3, 2014).

Exhibit Number	Exhibit Description
10.16
Master Lease, dated December 23, 2013, by and among the Landlords named therein and NCT Master Tenant I LLC (incorporated by reference to Newcastle Investment Corp.’s Report on Form 10-K, Exhibit 10.17, filed on March 3, 2014).

10.17
Guaranty of Lease, dated December 23, 2013, by Holiday AL Holdings LP in favor of the Landlords named therein (incorporated by reference to Newcastle Investment Corp.’s Report on Form 10-K, Exhibit 10.18, filed on March 3, 2014).

12.1†	Statements re: Computation of Ratios.
21.1**	List of Subsidiaries of New Senior Investment Group Inc.
99.1*	Information Statement of New Senior Investment Group Inc., subject to completion, dated June 16, 2014.
99.2**	Audited consolidated financial statements of Holiday AL Holdings LP as of December 31, 2013 and 2012 and for each of the years in the three year period ended December 31, 2013.
99.3**	Audited combined financial statements of NCT Portfolio as of December 31, 2012 and 2011 and for each of the years in the three year period ended December 31, 2012.
99.4**	Unaudited combined interim financial statements of NCT Portfolio as of September 30, 2013 and December 31, 2012, and for the nine month period ended September 30, 2013 and 2012.
99.5**
Audited combined financial statements of TJM Senior Housing Properties as of December 31, 2012 and 2011 and for each of the years in the three year period ended December 31, 2012, and combined unaudited interim financial statements of TJM Senior Housing Properties as of June 30, 2013 and for the six month period ended June 30, 2013 and 2012.

The following property management agreements are being omitted in reliance on Instruction 2 to Item 601 of Regulation S-K, as discussed in Item 1.01 on Newcastle’s Report on Form 8-K filed on July 23, 2012:

Management Agreement, dated as of July 5, 2012, between Sun Oak Management LLC and Sun Oak Leasing LLC.

Management Agreement, dated as of July 5, 2012, between Orchard Park Management LLC and Orchard Park Leasing LLC.

Management Agreement, dated as of July 5, 2012, between Desert Flower Management LLC and Desert Flower Leasing LLC.

Management Agreement, dated as of July 5, 2012, between Canyon Creek Property Management LLC and Canyon Creek Leasing LLC.

Management Agreement, dated as of July 5, 2012, between Regent Court Management LLC and Regent Court Leasing LLC.

Management Agreement, dated as of July 5, 2012, between Sunshine Villa Management LLC and Sunshine Villa Leasing LLC.

Management Agreement, dated as of July 5, 2012, between Sheldon Park Management LLC and Sheldon Park Leasing LLC.

In addition, the following Master Lease and Guaranty of Lease are substantially identical in all material respects, except as to the parties thereto, to the Master Lease and Guaranty of Lease that are filed as Exhibits 10.17 and 10.18, respectively, hereto and are being omitted in reliance on Instruction 2 to Item 601 of Regulation S-K:

Master Lease, dated December 23, 2013, by and among the Landlords named therein and NCT Master Tenant II LLC.

Guaranty of Lease, dated December 23, 2013, by Holiday AL Holdings LP in favor of the Landlords named therein.

*	Filed herewith.
**	Previously filed.
†	To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NEW SENIOR INVESTMENT GROUP INC.
By:	/s/	Cameron D. MacDougall
Name:		Cameron D. MacDougall
Title:		Secretary

Date: July 29, 2014

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